As filed with the Securities and Exchange Commission on March 19, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SentinelOne, Inc.
(Exact name of registrant as specified in its charter)

Delaware	99-0385461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
444 Castro Street, Suite 400 Mountain View, California 94041 (855) 868-3733 (Address of principal executive offices) (Zip Code)
2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full titles of the plans)
Tomer Weingarten
Chairman of the Board of Directors, President, and Chief Executive Officer
SentinelOne, Inc.
444 Castro Street, Suite 400
Mountain View, California 94041
(855) 868-3733
(Name, address, including zip code, and telephone number of agent for service)

Copies to:
Ran Ben-Tzur David A. Bell Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Keenan Conder Chief Legal Officer SentinelOne, Inc. 444 Castro Street, Suite 400 Mountain View, California 94041 (855) 868-3733
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, SentinelOne, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 16,888,847 additional shares of the Registrant’s Class A common stock under the Registrant’s 2021 Equity Incentive Plan and 3,377,769 additional shares of the Registrant’s Class A common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions in those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans on February 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on July 1, 2021 (Registration No. 333-257593), April 7, 2022 (Registrant No. 333-264185), March 29, 2023 (Registrant No. 333-270937), March 27, 2024 (Registrant No. 333-278278), and March 26, 2025 (Registrant No. 333-286123) to the extent not superseded hereby.
PART I
Information Required in the Section 10(a) Prospectus
In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on March 19, 2026 (the “Annual Report”) pursuant to Section 13 of the Exchange Act;
(b)All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(c)The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-40531) filed with the Commission on June 22, 2021, under Section 12(b) of the Exchange Act, as updated by the description of the Registrant’s registered securities contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed with the Commission on April 7, 2022, including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions of these documents not deemed to be filed) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such reports and documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference:

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of SentinelOne, Inc.	8-K	001-40531	3.1	June 28, 2024
3.2	Amended and Restated Bylaws of SentinelOne, Inc.	8-K	001-40531	3.1	December 13, 2022

4.1	Form of Registrant’s Class A Common Stock Certificate.	S-1/A	333-256761	4.1	June 21, 2021

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte and Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (contained on signature page hereto).
99.1	2021 Equity Incentive Plan and forms of award agreements thereunder.	S-1	333-256761	10.4	June 3, 2021
99.2	2021 Employee Stock Purchase Plan and related form agreements.	S-1/A	333-256761	10.5	June 21, 2021
107.1	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 19th day of March, 2026.

SENTINELONE, INC.

By:	/s/ Tomer Weingarten
Tomer Weingarten
Chairman of the Board of Directors, President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tomer Weingarten and Barry Padgett and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tomer Weingarten	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)	March 19, 2026
Tomer Weingarten

/s/ Barry Padgett	Interim Chief Financial Officer (Principal Financial Officer)	March 19, 2026
Barry Padgett

/s/ Robin Tomasello	Chief Accounting Officer (Principal Accounting Officer)	March 19, 2026
Robin Tomasello

/s/ Mark J. Barrenechea	Director	March 19, 2026
Mark J, Barrenechea

/s/ Charlene T. Begley	Director	March 19, 2026
Charlene T. Begley

/s/ Aaron Hughes	Director	March 19, 2026
Aaron Hughes

/s/ Mark S. Peek	Director	March 19, 2026
Mark S. Peek

/s/ Ana Pinczuk	Director	March 19, 2026
Ana Pinczuk

/s/ Daniel Scheinman	Director	March 19, 2026
Daniel Scheinman

/s/ Teddie Wardi	Director	March 19, 2026
Teddie Wardi